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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-______) pertaining to Addendums to Employment Agreements for Dennis W. Healey, Douglas D. Lind, M.D. and Melvin Rothberg, Officers and Directors Alternative Stock Compensation Plan, Consulting Agreement with Douglas D. Lind, M.D., Consulting Agreement with Seton Services Limited and Consulting Agreement with Investor Relations Worldwide Corporation and to the incorporation by reference therein of our report dated September 6, 2002, with respect to the consolidated financial statements of Viragen, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

Miami, Florida
August 5, 2003

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